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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 10, 2012 (May 10, 2012)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 10, 2012, upon approval of the Compensation Committee of the Board of Directors of HollyFrontier Corporation (“HFC”), HFC entered into an Amendment to Change in Control Agreement (the “Amendment”) with each of the Chief Executive Officer and the Chief Financial Officer of the Corporation. Pursuant to the Amendment, each of the Chief Executive Officer and the Chief Financial Officer agreed to eliminate, in its entirety, the provision in his Change in Control Agreement (the “Agreement”) with HFC relating to the payment of certain taxes owed on amounts payable to him under the Agreement (or pursuant to any other arrangement or agreement with HFC) as a result of a change in control of HFC.
The description of the Amendment is qualified by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	HollyFrontier Corporation Form of Amendment to Change in Control Agreement for Chief Executive Officer and Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Doug S. Aron
	Name:	Doug S. Aron
	Title:	Executive Vice President and
Chief Financial Officer

Date: May 10, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	HollyFrontier Corporation Form of Amendment to Change in Control Agreement for Chief Executive Officer and Chief Financial Officer.